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                                                              Exhibit (j)



       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




   The Board of Trustees and Shareholders
   ING Variable Insurance Trust:

   We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.



  /s/ KPMG

  Boston, Massachusetts
  November 12, 2004